Exhibit 99.1

Aug. 5, 2015	Gregory Panagos
Vice President, Investor Relations
856-566-4005
gregory.panagos@amwater.com

Maureen Duffy
Vice President, Communications
856-309-4546
maureen.duffy@amwater.com

AMERICAN WATER REPORTS SOLID 2015 SECOND QUARTER RESULTS

•

Quarterly diluted earnings per share from continuing operations of $0.68 per share, an increase of 7.9 percent over adjusted earnings per share (a non-GAAP financial measure) and 11.5 percent over GAAP earnings per share in same quarter last year.

•	Revenue up 3.6 percent to $782.1 million for the quarter.
•	Expanded customer base through acquisitions and agreements in both regulated and market-based businesses.
•	Affirmed 2015 earnings guidance from continuing operations in the range of $2.55 to $2.65 per diluted share.

VOORHEES, N.J., Aug. 5, 2015 – American Water Works Company, Inc. (NYSE: AWK), the largest publicly traded U.S. water and wastewater utility company, today reported solid second quarter earnings for the three months ended June 30, 2015.

“American Water’s employees continued to successfully execute our strategies during the second quarter. We had solid earnings growth, continued to invest in our infrastructure and improve operational efficiency to the benefit of our customers, and expanded our Regulated and Market-Based customers,” said Susan Story, president and CEO of American Water. “We remain on track to meet our long-term goal of growing earnings seven to ten percent. Based on our results year-to-date including weather impacts in July, we are affirming our 2015 earnings guidance to be in the range of $2.55 to $2.65 per diluted common share.”

Continuing Operations

For the second quarter of 2015, GAAP income from continuing operations was $123.1 million, or $0.68 per diluted common share (“diluted share”), as compared to $0.61 per diluted share in the second quarter of 2014, an 11.5 percent increase. For the first six months of 2015, the company’s GAAP income from continuing operations was $203.1 million, or $1.13 per diluted share, as compared to $1.00 per diluted share for the first six months of 2014, a 13.0 percent increase.

Excluding the 2014 costs related to the Freedom Industries chemical spill in West Virginia, adjusted diluted earnings per share (a non-GAAP financial measure) grew 7.9 percent quarter over quarter and 8.7 percent for the first six months. These increases were mainly due to continued revenue growth in both the Regulated and Market-based businesses, and lower operating and maintenance expenses in the Regulated businesses.

In the first six months of 2015, the company made capital investments of approximately $515 million, with nearly $474 million to replace and improve infrastructure for continued reliable service to customers. American Water plans to invest $1.2 to $1.3 billion in 2015, with over $1 billion of this total to improve water and wastewater systems, and approximately $200 million for acquisitions and strategic investments. This amount includes the Keystone Clearwater Solutions acquisition, which closed on July 9, 2015.

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AMERICAN WATER REPORTS 2015 SECOND QUARTER RESULTS

Regulated Operations

American Water’s Regulated Businesses’ revenues increased by $8.7 million, or 1.3 percent, for the quarter, and $16.5 million, or 1.3 percent, for the six months ended June 30, 2015, compared to the same periods in 2014. These increases in revenues were mainly due to rate increases and surcharges in recognition of system improvements to better serve customers.

The Regulated Businesses’ operation and maintenance (O&M) expense decreased $13.8 million, or 4.9 percent, and $25.3 million, or 4.5 percent, for the three and six months of 2015, respectively. The decreased costs were mainly attributable to lower operating supplies and services expenses, as well as 2014 costs related to the Freedom Industries chemical spill.

American Water continued its focus on operational efficiencies to maintain the reliability of water services through needed capital investment while at the same time limiting the impact on customer bills. For the 12-month period ended June 30, 2015, the O&M efficiency ratio (a non-GAAP measure) improved to 35.9 percent, compared to 37.7 percent for the 12-month period ended June 30, 2014.

As of July 31, 2015, the company received approximately $36.7 million in additional annualized revenues from general rate cases and infrastructure charges for 2015.

As of July 31, 2015, the company was awaiting final orders and/or proposed settlements for general rate cases in three states, requesting approximately $127.0 million in total additional revenues. The extent to which requested rate increases will be granted by the applicable regulatory agencies will vary.

Since April 1, 2015, the company closed on its acquisitions of regulated water and/or wastewater systems in Haddonfield, N.J., Russiaville, Ind., and Arnold and Redfield, Mo., adding approximately 19,000 customers to its footprint. The company also has 17 pending acquisition agreements in several states that will add approximately 14,000 customers to the company’s footprint following regulatory approval and/or financial close. This includes the pending acquisition of Environmental Disposal Corporation in N.J., which will add approximately 5,300 regulated customers once completed.

Market-Based Operations

Market-Based revenues increased by $19.0 million, or 23.4 percent, for the quarter, and $30.6 million, or 19.5 percent the first six months of 2015, compared to the same periods in 2014. The increases were mainly due to increased construction activities and the addition of two new contracts in the company’s Military Services Group and continued growth in the homeowner services business.

The Market-Based Businesses’ O&M expense increased by $15.3 million, or 23.4 percent, and $27.1 million, or 21.3 percent for the second quarter and first six months of 2015, respectively, compared to the same periods in 2014. Higher costs were related to an increase in construction projects for military contracts and costs associated with the addition of two military contracts. Higher claims expenses in the company’s homeowner services business also contributed to the increase.

American Water’s Market-Based Businesses continued to grow. The company’s homeowner services business entered into an exclusive contract with the city of Rialto, Calif. to offer service line protection programs to its eligible homeowners, and was also recently notified by the city of Wilmington, Del. of its intent to award the company an exclusive contract to offer programs to its residential customers, pending city council approval. The company expects both programs to launch by year-end, following all appropriate approvals.

On July 9, 2015, the company closed on its acquisition of Keystone Clearwater Solutions. Keystone will be included in the company’s third quarter 2015 10-Q as part of its Market-Based segment. The company established Keystone under a holding company separate from its existing Regulated Businesses and Market-Based American Water Enterprises entity. American Water Enterprises is a Market-Based subsidiary that includes the company’s Military, Contract, and Homeowner Services lines of business.

“American Water continues to expand our footprint by offering and providing services that meet customers’ needs,” said Story. “The expertise of our employees in addressing water and wastewater challenges allows us to bring needed solutions and value to all our new customers, as well as existing ones.”

Quarterly Dividend

On July 24, 2015, American Water’s board of directors declared a quarterly cash dividend payment of $0.34 per share of common stock, in recognition of the company’s performance. The dividend will be payable on Sept. 1, 2015, to all shareholders of record as of Aug. 10, 2015.

On April 28, 2015, American Water’s board of directors increased the company’s quarterly cash dividend payment from $0.31 to $0.34 per share of common stock. The increased dividend was paid on June 1, 2015, to all shareholders of record as of May 11, 2015.

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AMERICAN WATER REPORTS 2015 SECOND QUARTER RESULTS

2015 Earnings Guidance

American Water affirmed its 2015 earnings guidance from continuing operations to be in the range of $2.55 to $2.65 per diluted common share. The company’s earnings forecasts are subject to numerous risks and uncertainties, including, without limitation, those described under “Forward-Looking Statements” below and under “Risk Factors” in its annual and quarterly reports filed with the Securities and Exchange Commission (SEC).

Non-GAAP Financial Measures

This press release includes a presentation of adjusted earnings per share (EPS) from continuing operations. This item is derived from American Water’s consolidated financial information but is not presented in its financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Adjusted EPS from continuing operations is defined as GAAP diluted earnings per common share from continuing operations excluding the one-time impact of the Freedom Industries chemical spill in West Virginia in 2014. This item constitutes a “non-GAAP financial measure” under SEC rules. This non-GAAP financial measure supplements the company’s GAAP disclosures and should not be considered an alternative to the GAAP measure.

Management believes that this adjustment provides the company and its investors with an indication of American Water’s baseline performance excluding items that are not considered to be reflective of ongoing results. Management does not intend results excluding the adjustment to represent results as defined by GAAP, and the reader should not consider it as an alternative measurement calculated in accordance with GAAP, or as an indicator of the company’s performance. Accordingly, the measurements have limitations depending on their use.

This press release also includes a presentation of adjusted O&M efficiency ratio, which excludes from its calculation estimated purchased water revenues and purchased water expenses, and the allocable portion of non-O&M support services costs, mainly depreciation and general taxes, and the impact of the Freedom Industries chemical spill as well as the estimated impact of weather. This item is derived from American Water’s consolidated financial information but is not presented in its financial statements prepared in accordance with GAAP. The item constitutes a “non-GAAP financial measure” under SEC rules. This non-GAAP financial measure supplements the company’s GAAP disclosures and should not be considered an alternative to the GAAP measure.

Management believes that the presentation of this measure is useful to investors because it provides a means of evaluating the company’s operating performance without giving effect to estimated purchased water revenues and purchased water expenses as well as the allocable portion of non-O&M support services costs, mainly depreciation and general taxes, and the impact of the Freedom Industries chemical spill and weather, which involve items that are not reflective of management’s ability to increase efficiency of the company’s regulated operations. In preparing operating plans, budgets and forecasts, and in assessing historical performance, management relies, in part, on trends in the company’s historical results, exclusive of estimated revenues and expenses related to purchased water and the allocable portion of non-O&M support services costs.

Set forth below are tables that reconcile the non-GAAP financial measure to the most directly comparable GAAP financial measures.

2015 Second Quarter Earnings Conference Call

The 2015 second quarter earnings conference call will take place on Thursday, Aug. 6, 2015, at 9 a.m. Eastern Daylight Time. Interested parties may listen over the Internet by logging on to the Investor Relations page of the company’s website at www.amwater.com. Presentation slides that will be used in conjunction with the earnings conference call are also available online at http://ir.amwater.com.

Following the earnings conference call, an audio archive of the call will be available through Aug. 13, 2015, by dialing 412-317-0088 for U.S. and international callers. The access code for replay is 10068691. The online archive of the webcast will be available through Sept. 8, 2015, by accessing the Investor Relations page of the company’s website located at www.amwater.com.

About American Water

Founded in 1886, American Water (NYSE: AWK) is the largest and most geographically diversified publicly traded U.S. water and wastewater utility company. With headquarters in Voorhees, N.J., the company employs 6,800 dedicated professionals who provide regulated and market-based drinking water, wastewater and other related services to an estimated 15 million people in 47 states and Ontario, Canada. More information can be found at www.amwater.com.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release including, without limitation, 2015 earnings guidance and estimated revenues from rate cases and other government agency authorizations, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are predictions based on American Water’s current expectations and

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AMERICAN WATER REPORTS 2015 SECOND QUARTER RESULTS

assumptions regarding future events. Actual results could differ materially because of factors such as the decisions of governmental and regulatory bodies, including decisions to raise or lower rates; the timeliness of regulatory commissions’ actions concerning rates and other matters; changes in laws, governmental regulations and policies, including environmental, health and water quality, and public utility regulations and policies; the outcome of litigation and government action including with respect to the Freedom Industries chemical spill in West Virginia; weather conditions, patterns or events or natural disasters, including drought or abnormally high rainfall, strong winds, coastal and intercoastal flooding, earthquakes, landslides, hurricanes and tornadoes, and cooler than normal temperatures; changes in customer demand for, and patterns of use of, water, such as may result from conservation efforts; its ability to appropriately maintain current infrastructure, including its technology systems, and manage the expansion of its business; its ability to obtain permits and other approvals for projects; changes in its capital requirements; its ability to control operating expenses and to achieve efficiencies in its operations; the intentional or unintentional acts of a third party, including contamination of its water supplies and attacks on its computer systems; its ability to obtain adequate and cost-effective supplies of chemicals, electricity, fuel, water and other raw materials that are needed for its operations; its ability to successfully acquire and integrate water and wastewater systems that are complementary to its operations; its ability to successfully expand its business, including concession arrangements and agreements for provision of water services in shale regions for exploration and production; cost overruns relating to improvements or the expansion of its operations; changes in general economic, business and financial market conditions; access to sufficient capital on satisfactory terms; fluctuations in interest rates; the effect of restrictive covenants or changes to credit ratings on its current or future debt that could increase its financing costs or affect its ability to borrow, make payments on debt or pay dividends; fluctuations in the value of benefit plan assets and liabilities that could increase financing costs and funding requirements; the ability to utilize its U.S. and state net operating loss carryforwards; migration of customers into or out of its service territories and the condemnation of its systems by municipalities using the power of eminent domain; difficulty in obtaining insurance at acceptable rates and on acceptable terms and conditions; its ability to retain and attract qualified employees; labor actions including work stoppages and strikes; the incurrence of impairment charges; and civil disturbance, terrorist threats or acts, or public apprehension about future disturbances or terrorist threats or acts.

For further information regarding risks and uncertainties associated with American Water’s business, please refer to American Water’s annual and quarterly SEC filings. The company undertakes no duty to update any forward-looking statement, except as otherwise required by the federal securities laws.

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AMERICAN WATER REPORTS 2015 SECOND QUARTER RESULTS

American Water Works Company, Inc. and Subsidiary Companies

Consolidated Statements of Income (Unaudited)

In thousands except per share data

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014
Operating revenues	$782,121	$754,778	$1,480,199	$1,433,781
Operating expenses
Operation and maintenance	336,624	337,849	660,456	663,029
Depreciation and amortization	108,923	105,685	216,300	211,609
General taxes	60,222	56,802	123,918	117,469
Gain on asset dispositions and purchases	(1,209)	(345)	(2,337)	(555)
Total operating expenses, net	504,560	499,991	998,337	991,552
Operating income	277,561	254,787	481,862	442,229
Other income (expenses)
Interest, net	(75,421)	(73,668)	(151,094)	(147,228)
Allowance for other funds used during construction	2,835	2,058	5,195	4,259
Allowance for borrowed funds used during construction	1,542	1,271	4,064	2,754
Amortization of debt expense	(1,878)	(1,629)	(3,642)	(3,302)
Other, net	(1,012)	(316)	744	(1,857)
Total other income (expenses)	(73,934)	(72,284)	(144,733)	(145,374)
Income from continuing operations before income taxes	203,627	182,503	337,129	296,855
Provision for income taxes	80,552	72,329	134,011	117,568
Income from continuing operations	123,075	110,174	203,118	179,287
Loss from discontinued operations, net of tax	—	(875)	—	(1,865)
Net income	$123,075	$109,299	$203,118	$177,422
Basic earnings per share: (a)
Income from continuing operations	$0.69	$0.62	$1.13	$1.00
Loss from discontinued operations, net of tax	$0.00	$(0.00)	$0.00	$(0.01)
Net income	$0.69	$0.61	$1.13	$0.99
Diluted earnings per share: (a)
Income from continuing operations	$0.68	$0.61	$1.13	$1.00
Loss from discontinued operations, net of tax	$0.00	$(0.00)	$0.00	$(0.01)
Net income	$0.68	$0.61	$1.13	$0.99
Average common shares outstanding during the period
Basic	179,564	178,863	179,511	178,702
Diluted	180,371	179,693	180,348	179,512
Dividends declared per common share	$0.34	$0.31	$0.34	$0.31

(a) Earnings per share amounts are computed independently for income from continuing operations, loss from discontinued operations and net income. As a result, the sum of per-share amounts from continuing operations and discontinued operations may not equal the total per-share amount for net income.

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AMERICAN WATER REPORTS 2015 SECOND QUARTER RESULTS

American Water Works Company, Inc. and Subsidiary Companies

Condensed Consolidated Balance Sheet Information (Unaudited)

In thousands

	June 30,	December 31,
	2015	2014

Cash and cash equivalents	$144,752	$23,080
Other current assets	745,333	638,289
Total property, plant and equipment	13,357,981	13,029,296
Total regulatory and other long-term assets	2,484,266	2,440,291
Total Assets	$16,732,332	$16,130,956

Short-term debt	$820,982	$449,959
Current portion of long-term debt	61,962	61,132
Other current liabilities	629,244	729,907
Long-term debt	5,447,530	5,448,245
Total regulatory and other long-term liabilities	3,620,614	3,451,250
Contributions in aid of construction	1,098,610	1,074,872
Total stockholders' equity	5,053,390	4,915,591
Total Capitalization and Liabilities	$16,732,332	$16,130,956

American Water Works Company, Inc. and Subsidiary Companies

Adjusted Earnings Per Share from Continuing Operations (A Non-GAAP, unaudited measure)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014
Income from continuing operations per diluted common share	$0.68	$0.61	$1.13	$1.00
Add:
After-tax impact of West Virginia Freedom Industries Chemical Spill	-	0.02	-	0.04
Adjusted income from continuing operations per diluted common share	$0.68	$0.63	$1.13	$1.04

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AMERICAN WATER REPORTS 2015 SECOND QUARTER RESULTS

American Water Works Company, Inc. and Subsidiary Companies

Adjusted Regulated Operations and Maintenance Efficiency Ratio (A Non-GAAP, unaudited measure)

In thousands

	For the Twelve Months Ended June 30,
	2015	2014
Total Operation and Maintenance Expense	$1,347,291	$1,326,931
Less:
Operation and maintenance expense—Market-Based Operations	316,456	254,668
Operation and maintenance expense—Other	(55,333)	(53,896)
Total Regulated Operation and Maintenance Expense	1,086,168	1,126,159
Less:
Regulated purchased water expense	118,708	119,974
Allocation of non-operation and maintenance expense	39,165	36,027
Impact of West Virginia Freedom Industries chemical spill	618	9,820
Estimated impact of weather (mid-point of range)	(1,762)	(893)
Adjusted Regulated Operation and Maintenance Expense (a)	$929,439	$961,231

Total Operating Revenues	$3,057,746	$2,962,213
Less:
Operating revenues—Market-Based Operations	385,250	321,226
Operating revenues—Other	(18,309)	(17,541)
Total Regulated Operating Revenues	2,690,805	2,658,528
Less:
Regulated purchased water expense*	118,708	119,974
Plus:
Impact of West Virginia Freedom Industries chemical spill	—	1,012
Estimated impact of weather (mid-point of range)	16,785	9,918
Adjusted Regulated Operating Revenues (b)	$2,588,882	$2,549,484

Adjusted Regulated Operation and Maintenance Efficiency Ratio (a)/(b)	35.9%	37.7%

* Calculation assumes purchased water revenues approximate purchased water expenses.

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